Exhibit 10.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

FTS INTERNATIONAL, Inc.

and

THE HOLDERS PARTY HERETO

Dated as of November 19, 2020

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Demand Registration	5

3.	Shelf Registration	7

4.	Piggyback Registration	11

5.	Suspensions; Withdrawals	12

6.	Company Undertakings	13

7.	Holder Undertakings	19

8.	Registration Expenses	20

9.	Lock-Up Agreements	21

10.	Public Reports	22

11.	Indemnification; Contribution	22

12.	Transfer of Registration Rights	26

13.	Amendment, Modification and Waivers; Further Assurances	26

14.	Miscellaneous	27

Annex A	Form of Joinder Agreement

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 19, 2020 by and among FTS International, Inc., a Delaware corporation (the “Company”), and the Consenting Noteholders and Consenting Term Loan Lenders (each as defined in the Plan) party hereto pursuant to the Plan of Reorganization (the “Plan”) of the Company and certain of its subsidiaries and affiliates under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan.

RECITALS:

WHEREAS, the Company proposes to issue the New Common Stock (as defined in Section 1) pursuant to, and upon the terms set forth in, the Plan to the Consenting Noteholders and Consenting Term Loan Lenders party hereto; and

WHEREAS, this Agreement was contemplated by the Plan and approved by the Bankruptcy Court, and the Company is thus required to provide to the Consenting Noteholders and Consenting Term Loan Lenders certain arrangements with respect to registration of the Registrable Securities (as defined in Section 1) under the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each of the Holders (as defined in Section 1) hereby agree as follows:

1.            Definitions.

(a)            As used herein, the following terms have the following meanings:

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that funds or accounts managed, advised or sub-advised by any Holder shall also be considered Affiliates of such Holder.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Holder shall also include funds or accounts managed, advised or sub-advised by any Holder.

“Block Sale” means the sale of shares of New Common Stock or other Capital Stock to one or more purchasers that are financial institutions in an offering registered under the Securities Act (a) without a prior public marketing process by means of (i) a bought deal or (ii) a block trade or (b) pursuant to an “overnight” underwritten offering.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and any and all warrants, rights (including conversion and exchange rights) and options to purchase any such shares, interests or equivalents (including convertible debt).

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means the law firm or other legal counsel to the Holders, as selected (i) in the case of a Demand Registration, Shelf Registration or Shelf Takedown, by the Holders of a majority of the Registrable Securities initially requesting such Demand Registration, Shelf Registration or Shelf Takedown; and (ii) in the case of a Piggyback Registration, the Holders of a majority of the Registrable Securities included in such Piggyback Registration.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission.

“Effective Date” has the meaning assigned to such term in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means (i) any Consenting Noteholder or Consenting Term Loan Lender that beneficially owns Registrable Securities and is a party to this Agreement (and any transferee or assignee of such Registrable Securities in accordance with Section 12 hereof) or (ii) any other party to any Joinder, in each case, that, together with its Affiliates, beneficially owns Registrable Securities.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Joinder” means a joinder agreement in the form of Annex A executed and delivered to the Company pursuant to Section 12 hereof.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

“National Securities Exchange” means any exchange registered as a U.S. national securities exchange in accordance with the provisions of Section 19 of the Exchange Act (or any successor provisions then in effect).

“New Common Stock” means the shares of common stock, par value $0.01 per share, of the Company issued on or after the Effective Date pursuant to the Plan.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock, including a Block Sale.

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time New Common Stock or other Capital Stock of the Company (including New Common Stock issuable upon conversion of the Warrants) held or beneficially owned by any Holder, including (i) any New Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests issued pursuant to the Plan; (ii) any shares of New Common Stock acquired in the open market or otherwise purchased or acquired by the Holder after the Effective Date and (iii) any shares of New Common Stock issued by way of dividend, distribution, split or combination of securities or any recapitalization, merger, consolidation or other reorganization; provided, however, that as to any Registrable Securities, such securities shall irrevocably cease to constitute Registrable Securities upon the earliest to occur of: (A) the date on which such Holder (together with its Affiliates) owns less than 5% of the then-outstanding shares of New Common Stock; (B) the date on which such securities have been disposed of pursuant to an effective registration statement under the Securities Act or Rule 144; (C) the date on which such securities have been transferred to any Person, other than a Holder or a Person pursuant to Section 12 hereof; and (D) the date on which such securities cease to be outstanding.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Registration.

“Required Holders” means Holders who collectively have beneficial ownership of at least 7.5% of the New Common Stock originally issued under the Plan.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule then in effect).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or another Public Offering pursuant to a Shelf Registration.

“Warrants” means the warrants to purchase New Common Stock being issued to certain Persons pursuant to the Plan.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect) and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b)            Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Block Sale	3(d)
Block Sale Notice	3(d)
Bought Deal	4(a)
Company	Recitals
Company Demand Registration Notice	2(b)
Company Shelf Registration Notice	3(a)
Company Shelf Takedown Notice	3(c)
Demand Registration Notice	2(b)
Demand Shelf Takedown Notice	3(c)
Determination Date	3(h)
Due Diligence Information	6(a)(x)
End of Suspension Notice	5(b)
Follow-On Registration Notice	3(i)
Follow-On Shelf	3(i)
Form S-1 Shelf	3(a)
Form S-3 Shelf	3(a)
Lock-Up Agreement	9(a)
Long-Form Registration	2(a)
Losses	11(a)
Opt-In Election	7(e)
Opt-Out Election	7(e)
Permitted Free Writing Prospectus	7(a)
Piggyback Registration	4(a)
Plan	Recitals
Registration Expenses	8(a)
Required Effective Period	6(a)(iii)
road show	11(a)
Shelf Registration Statement	3(a)
Short-Form Registration	2(a)
Suspension Event	5(b)
Suspension Notice	5(b)
Underwritten Shelf Takedown	3(c)
Withdrawal Request	5(d)

2.            Demand Registration.

(a)            Requests for Registration. The Required Holders may request registration under the Securities Act of all or any portion of the Registrable Securities held by such Required Holder(s) (A) on Form S-1 (or any successor form then in effect) (a “Long-Form Registration”) or (B) on Form S-3 or any similar short-form registration (a “Short-Form Registration”), if available (any registration under this Section 2(a), a “Demand Registration”); provided that the Company will not be required to take any action pursuant to this Section 2(a) of this Agreement if (w) within the 90 calendar day period preceding the date of a Demand Registration Notice: (i) the Company effected a Demand Registration or a Piggyback Registration, (ii) such Required Holders received notice of such Demand Registration or Piggyback Registration and (iii) such Required Holders were able to register and sell pursuant to such Demand Registration or Piggyback Registration at least 60% of the Registrable Securities requested to be included therein either at the time of the effectiveness thereof or within 90 calendar days thereafter, (x) such Demand Registration is not expected to yield aggregate gross proceeds of at least $20 million, (y) the Registrable Securities requested to be registered are already covered by an existing and effective Registration Statement (including a Shelf Registration contemplated by Section 3(a)) and such Registration Statement may be utilized for the offer and sale of the Registrable Securities requested to be registered, and (z) the number of Demand Registration requests made pursuant to this Section 2(a) in the aggregate shall exceed four in any 12-month period. Upon receipt of any Demand Registration Notice (as defined below) the Company shall use commercially reasonable efforts to cause such Demand Registration to be declared effective as promptly as reasonably practicable after receipt of such request under the applicable rules and regulations of the Commission (and in no event earlier than 60 days following the Effective Date or, if “fresh start” accounting is required, no earlier than 90 days following the Effective Date).

(b)            Demand Registration Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten Public Offering and (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration. The Company shall promptly give written notice (a “Company Demand Registration Notice”) of the filing of a Registration Statement pursuant to this Section 2 to all of the Holders within five (5) Business Days before such filing, and, subject to the provisions of Section 2(d) below, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days after the date of the Company Demand Registration Notice.

(c)            Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration statement under the rules and regulations of the Securities Act, unless the underwriters, in their reasonable discretion, determine that the use of a Long-Form Registration is necessary in order for the successful offering of such Registrable Securities. Promptly after the Company has become eligible to use Form S-3 under the Securities Act, the Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the resale of Registrable Securities on a continuous or delayed basis.

(d)            Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Demand Registration, provided that the Company may include in such Demand Registration shares of its Capital Stock for sale for its own account, subject to the priority provisions described below. If the Demand Registration is an underwritten Public Offering and the managing underwriters for such Demand Registration advise the Company and applicable Holders in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Demand Registration, timing or method of distribution of the offering, the Company shall include in such Demand Registration the number of Registrable Securities which can be sold without such adverse effect in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration, allocated pro rata among the respective Holders owning at least 10% of the outstanding shares of such securities of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder; (ii) second, the Registrable Securities requested to be included in such Demand Registration, allocated pro rata among all other Holders owning less than 10% of the outstanding shares of such securities of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder (iii) third, securities offered by the Company; and (iv) fourth, other securities requested to be included in such Demand Registration to the extent permitted hereunder.

(e)            Selection of Underwriters. The Holders of a majority of the Registrable Securities initially requesting a Demand Registration which is an underwritten Public Offering shall have the right to select the managing underwriters (which shall consist of one or more reputable nationally recognized investment banks) to administer the Public Offering with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)            Effective Demand Registration. A registration shall not constitute a Demand Registration:

(i)            unless it has been declared effective by the Commission and remains continuously effective for the Required Effective Period (as defined below);

(ii)            if after such Demand Registration has become effective and prior to all of the Registrable Securities registered in such Demand Registration being sold, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders requesting the Demand Registration and such interference is not eliminated within forty-five (45) days thereafter; or

(iii)           if the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure on the part of the Holders.

3.            Shelf Registration.

(a)            Shelf Registration. The Required Holders may request that the Company file a Registration Statement for a Shelf Registration on Form S-1 covering the resale of the Registrable Securities on a delayed or continuous basis (a “Form S-1 Shelf”) or, if available, on Form S-3 (a “Form S-3 Shelf” and, together with a Form S-1 Shelf (and any Follow-On Shelf), a “Shelf Registration Statement”) and specify the approximate number of Registrable Securities to be included in such Shelf Registration Statement. The Company shall give written notice (a “Company Shelf Registration Notice”) of the filing of the Shelf Registration Statement within 10 Business Days prior to such filing to all Holders of Registrable Securities and shall include in such Shelf Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days of the date of the Company Shelf Registration Notice. The Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as reasonably practicable after the Effective Date under the applicable rules and regulations of the Commission (and in no event later than 60 days following the Effective Date or, if “fresh start” accounting is required, no later than 90 days following the Effective Date). The Shelf Registration Statement shall be effective for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold; (ii) the date on which all such securities cease to be Registrable Securities or (iii) the maximum length permitted by the Commission. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof.

(b)         Conversion to Form S-3. The Company shall use commercially reasonable efforts to convert any Form S-1 Shelf to a Form S-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form S-3.

(c)          Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf Registration Statement has been declared effective by the Commission, the Required Holders may request to sell all or any portion of their Registrable Securities in an underwritten Public Offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”), provided that the net proceeds to be received by Holders in connection with such Public Offering will be reasonably expected to exceed $25 million. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (a “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and whether the Registrable Securities are proposed to be sold through a Holder Block Sale (as defined below). Except in connection with a Holder Block Sale, within five Business Days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders which have Registrable Securities included on such Shelf Registration (a “Company Shelf Takedown Notice”) and, subject to the provisions of Section 3(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after sending the Company Shelf Takedown Notice.

(d)         Block Sale. Notwithstanding anything in Section 3(c), any of the Holders shall be permitted to demand or participate in a Block Sale, subject to the provisions of this Section 3(d). All requests for a Block Sale by a Holder (a “Holder Block Sale”) shall be made by giving written notice to the Company (a “Block Sale Notice”). Each Block Sale Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Holder Block Sale and the proposed date of such proposed Holder Block Sale, provided that such date must be at least five Business Days after receipt of the Block Sale Notice. Notwithstanding the foregoing, the Company will not be required to take any action pursuant to this Section 3(d) if (A) such Block Sale is not expected to yield aggregate gross proceeds of at least $20 million or (B) within the 60 calendar day period preceding the date of a Block Sale Notice, a Holder Block Sale or an Underwritten Shelf Takedown was priced. Unless expressly stated otherwise in this Agreement, a Holder Block Sale that involves an underwritten Public Offering shall be treated as an Underwritten Shelf Takedown for all purposes of this Agreement.

(e)           Priority on Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Shelf Takedown that is not a Piggyback Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown, provided that the Company may include in such Demand Registration shares of its Capital Stock for sale for its own account, subject to the priority provision described below. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Registrable Securities included in the Shelf Takedown in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown, timing or method of distribution of the offering, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown allocated pro rata among the respective Holders owning a least 10% of the outstanding shares of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder; (ii) second, the Registrable Securities requested to be included in such Underwritten Shelf Takedown allocated pro rata among the respective Holders owning less than 10% of the outstanding shares of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder; and (iii) third, other securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

(f)          Restrictions on Underwritten Shelf Takedowns. The Company shall not be obligated to effect more than four Underwritten Shelf Takedowns during any period of 12 consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within 60 days after the pricing of a previous Underwritten Shelf Takedown; provided, however, that demands pursuant to Section 3(d) shall not be taken into account for the purpose of calculating the amount of Underwritten Shelf Takedowns during any period of 12 consecutive months.

(g)         Selection of Underwriters. The Holders of a majority of the Registrable Securities initially requesting an Underwritten Shelf Takedown shall have the right to select the managing underwriters to administer the Public Offering (which shall consist of one or more reputable nationally recognized investment banks) to administer the Public Offering with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(h)         Automatic Shelf Registration. Further, upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as reasonably practicable, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 30 days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), the Company shall (A) as promptly as practicable, but in no event more than 20 calendar days after such Determination Date, give written notice thereof to all of the Holders and (B) within 30 calendar days after such Determination Date, file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as reasonably practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(i)            Additional Selling Stockholders and Additional Registrable Securities.

(i)           If the Company is not a Well-Known Seasoned Issuer, within 45 days after a written request by the Required Holders to register for resale any additional Registrable Securities owned by such Required Holder, the Company shall file a Registration Statement substantially similar to the Shelf Registration Statement then effective, if any (each, a “Follow-On Shelf”) (unless the Follow-On Shelf would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, as soon as reasonably practicable after such financial statements are available), to register for resale such Registrable Securities. Within 5 Business Days of the date of such written request at least 10 Business Days prior to filing the Follow-On Shelf, the Company shall give written notice of the filing of the Follow-On Shelf to all Holders of Registrable Securities (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf if the Company is not then eligible for use of Form S-3 for secondary offerings and the Company has filed (excluding Block Sale Notice) a Follow-On Shelf in the prior 90 days. The Company shall use all commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as reasonably practicable. Any Registrable Securities requested to be registered pursuant to this Section 3(i)(i) that have not been registered on a Shelf Registration Statement or pursuant to Section 4 below at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii)          If the Company is a Well-Known Seasoned Issuer, within ten Business Days after a written request by one or more Holders of Registrable Securities to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 3(h).

(iii)         If a Form S-3 Shelf or Automatic Shelf Registration Statement is effective, within five Business Days after written request therefor by a Holder, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder and/or to include any Registrable Securities owned by such Holder on such Form S-3 Shelf or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

4.            Piggyback Registration.

(a)         Right to Piggyback. Whenever the Company proposes to file a Registration Statement under the Securities Act or conduct a Shelf Takedown with respect to a Public Offering of any class of the Company’s Capital Stock (other than a Demand Registration or registrations on Form S-8 or Form S-4, a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of Registrable Securities (except, for the avoidance of doubt, to Holders that opted out from such notice pursuant to Section 7(e) hereof) of its intention to effect such Piggyback Registration and (i) in the case of a Piggyback Registration that is a Shelf Takedown, such notice shall be given not less than (A) in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), two Business Days, or (B) otherwise five Business Days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Shelf Takedown and (ii) in the case of any other Piggyback Registration, such notice shall be given not less than five Business Days after the public filing of such Registration Statement. The Company shall, subject to the provisions of Section 4(b) below, include in such Piggyback Registration, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within (x) in the case of a Bought Deal, two Business Days, (y) in the case of any other Shelf Takedown, three Business Days or (z) in the case of a Shelf Takedown or otherwise five Business Days, in each case after the date of the Company’s notice; provided that the Company may not commence marketing efforts for such Public Offering until after such periods and the inclusion of all such securities requested subject to Section 4(b). Each Holder of Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information if at such time the Company’s counsel deems such information to be material non-public information and such Holder agrees not to disclose that such notice has been delivered or effect any sale or distribution of New Common Stock until the earlier of (i) the date the registration statement prepared in connection with such Piggyback Registration has been publicly filed with the SEC and (ii) 15 days after the date of such notice; provided, however, that the Company shall not be able to restrict trading in the Registrable Securities more than two times in any 12-month period.

(b)         Priority on Piggyback Registrations. For any Piggyback Registration that includes an underwritten Public Offering and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability, proposed offering price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in such Piggyback Registration, timing or method of distribution of the offering, the Company shall include in such Demand Registration the number of Registrable Securities which can be sold without such adverse effect in the following order of priority: (i) first, if the Piggyback Registration includes a primary offering of Company securities for the Company’s own account, the securities offered by the Company thereby; (ii) second, the Registrable Securities requested to be included in such Piggyback Registration by Holders owning at least 10% of the outstanding shares of such securities, allocated pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder; (iii) third, the Registrable Securities requested to be included in such Piggyback Registration by all other Holders owning less than 10% of the outstanding shares of such securities allocated pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder; and (iv) fourth, other securities requested to be included in such Piggyback Registration, if any.

(c)          Selection of Underwriters. For any Piggyback Registration that includes an underwritten Public Offering, the Company will have the sole right to select the underwriters for the Public Offering, each of which shall be a nationally recognized investment bank, reasonably acceptable to the Holders of a majority of Registrable Securities, if any, to be included in such Public Offering, which approval shall not be unreasonably withheld or delayed.

5.            Suspensions; Withdrawals

(a)         Suspensions. The Company may postpone, for up to 60 days from the date of the Demand Registration Notice, the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a Prospectus that is part of a Shelf Registration for up to 60 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of Registrable Securities included therein by providing written notice to the Holders if the Company shall have furnished to the Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that the Company’s Board of Directors has determined in its reasonable good faith judgment that the offer or sale of Registrable Securities should be suspended; provided that the Company may not invoke a delay pursuant to this Section 5(a) more than twice or for more than sixty (60) days in the aggregate, in each case, in any twelve (12) month period. The Company may invoke this Section 5(a) only if the Company’s Board of Directors determines in good faith, after consultation with its external advisors or legal counsel, that the offer or sale of Registrable Securities would reasonably be expected to: (i) have a Material Adverse Effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any of its subsidiaries; or (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential.

(b)         In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in Section 5(a) or 6(a)(vi)(A) (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities included in such Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Company shall not include any material non-public information in the Suspension Notice and or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and Counsel to the Holders, if any, promptly following the conclusion of any Suspension Event.

(c)         Time Extension. Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Registration Statement pursuant to this Section 5, the Company agrees that it shall (i) extend the Required Effective Period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice; and (ii) provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(d)         Withdrawal Requests. At any time prior to the effective date of a Registration Statement, the Required Holders may withdraw such demand or request for registration (“Withdrawal Request”) by providing written notice of such withdrawal to the Company. A Withdrawal Request shall count as one of the permitted Demand Registrations hereunder unless: (i) such withdrawal arose out of the fault of the Company; (ii) in the reasonable judgment of the Required Holders, a Material Adverse Effect has occurred; (iii) a Suspension Notice was delivered to the Holders; or (iv) the managing underwriters advise that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2(d) by more than 25% of the Registrable Securities to be included in such Registration Statement. The Company shall pay all Registration Expenses in connection with any Registration Statement subject to a Withdrawal Request. Any Holder may withdraw its request for inclusion of Registrable Securities in a Registration Statement by giving written notice to the Company of its intention to remove its Registrable Securities from such Registration Statement within two Business Days before the earlier of (i) the expected date of the commencement of marketing efforts for the Public Offering in connection with such Registration Statement or (ii) the effectiveness of the Registration Statement.

6.             Company Undertakings.

(a)         Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

(i)           prepare and file with the Commission a Registration Statement with regard to such Registrable Securities as soon as reasonably practicable but not later than 60 days of its receipt of an applicable notice from the Required Holders (unless the Registration Statement would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, promptly after such financial statements are available) and use commercially reasonable efforts to cause such Registration Statement to become effective as soon thereafter as is reasonably practicable;

(ii)           before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders whose Registrable Securities are requested to be included in the Registration Statement copies of all such documents, other than exhibits, documents that are incorporated by reference and such documents that are otherwise publicly available on EDGAR, proposed to be filed and such other documents reasonably requested by such Holders and provide Counsel to the Holders with a reasonable opportunity to review and comment on such documents of no less than three (3) Business Days;

(iii)         notify each Holder of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than (A) 90 days in the case of a Demand Registration that is not a Shelf Registration or (B) in the case of a Shelf Registration, until the date on which all Registrable Securities have been sold pursuant to the Shelf Registration, have otherwise ceased to be Registrable Securities or the maximum length permitted by the Commission (or, in each case, if sooner, until all Registrable Securities have been sold under such Registration Statement), and comply with the provisions of the Securities Act (including by preparing and filing with the Commission any Prospectus or supplement to be used in connection therewith) with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement (each such period as applicable, the “Required Effective Period”);

(iv)         furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(v)          (A) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing, (B) keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (C) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(vi)         notify each seller of such Registrable Securities, the managing underwriters and Counsel to the Holders (A) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (1) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Issuer Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any material fact necessary to make the statements in the Registration Statement or the Prospectus or Issuer Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Issuer Free Writing Prospectus or document, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such Prospectus or Issuer Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Issuer Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (2) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (3) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (B) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Issuer Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

(vii)        use commercially reasonable efforts to cause all such Registrable Securities (A) if the New Common Stock is then listed on a National Securities Exchange or included for quotation in a recognized trading market, to continue to be so listed or included, (B) if the Registrable Securities are to be distributed in an underwritten Public Offering and the New Common Stock is not then listed on a National Securities Exchange or included for quotation in a recognized trading market, to, as promptly as practicable (subject to the limitations set forth in the Plan), be listed on a National Securities Exchange and in any event within 60 calendar days (if such listing is then permitted under the rules of such National Securities Exchange) and (C) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(viii)       provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(ix)          in connection with any underwritten Public Offering (including an Underwritten Shelf Takedown):

(A)            enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto and the requirement of the marketing process);

(B)            use commercially reasonable efforts to obtain and cause to be furnished to each such Holder included in such underwritten Public Offering and the managing underwriters a signed counterpart of (i) one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and (ii) a legal opinion (and negative assurance letter) of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such underwritten Public Offering reasonably request;

(x)          upon reasonable notice and at reasonable times during normal business hours, make available for inspection by any Holder covered by the applicable Registration Statement, Counsel to the Holders, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or Shelf Takedown, as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary (subject to the Company’s compliance with Regulation FD) to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 6(a)(x), “Due Diligence Information”); provided that the Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing.

(xi)          permit any Holder which in its reasonable judgment might be deemed to be an Affiliate of the Company, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xii)         in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any New Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Issuer Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xiii)        provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xiv)        promptly notify in writing the participating Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold: (A) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective; and (B) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xv)         (A) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (B) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (C) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (D) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;

(xvi)        cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii)       within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any Public Offering covered thereby);

(xviii)      if requested by any participating Holder or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xix)           in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; provided that nothing in this Agreement shall require the Company to issue securities in certificated form unless such securities are already in certificated form; and

(xx)            use commercially reasonable efforts to take all other actions deemed necessary or advisable in the reasonable judgment of the Company to effect the registration and sale of the Registrable Securities contemplated hereby.

(b)           The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(c)           As of the date hereof and except as provided pursuant to the Plan, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any Capital Stock of the Company.

(d)           With a view to making available certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, until such date as no Holder owns any Registrable Securities, the Company agrees to:

(i)              use commercially reasonable efforts to continue to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder;

(ii)             make available information necessary to comply with Section 4(a)(7) under the Securities Act and Rule 144, Rule 144A and Regulation S promulgated under the Securities Act, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144, Rule 144A and Regulation S promulgated under the Securities Act, as may be amended from time to time, or any other similar rules or regulations now existing or hereafter adopted by the Commission; and

(iii)            upon the reasonable written request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information requirements, and, if not, the specific reasons for non-compliance.

(e)           The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent reasonably requested by a Holder and the total price of the Registrable Securities to be sold or transferred in such sale or transfer is reasonably expected to exceed $20 million, the Company shall assist and cooperate with such Holder to facilitate such sale or transfer by providing Due Diligence Information to potential purchasers consistent with Section 6(a)(x).

7.             Holder Undertakings

(a)           Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of New Common Stock without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b)           Information for Inclusion. Each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(c)           Underwritten Public Offering Participation. No Person may participate in any underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder included in any underwritten Public Offering shall be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, and (3) such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 11(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 11(b) hereof.

(d)           Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Shelf Takedown requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders representing a majority of the Registrable Securities included in such underwritten Public Offering.

(e)            Notice Opt-In and Opt-Out. Notwithstanding anything to the contrary in this Agreement, until a Holder makes an affirmative written election, the Company shall not be required to and shall not deliver any notice or any information to such Holder that would reasonably be expected to constitute material non-public information, including any applicable notices or other information under this Agreement. Upon receipt of written election to receive such notices or information (an “Opt-In Election”) the Company shall be required to and shall provide to the Holder all applicable notices or information pursuant to this Agreement from the date of such Opt-In Election. At any time following a Holder making an Opt-In Election, such Holder may also make a written election to no longer receive any such notices or information (an “Opt-Out Election”), which election shall cancel any previous Opt-In Election, and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such notice or information to such Holder from the date of such Opt-Out Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections. For the avoidance of doubt, notification by the Company pursuant to Section 3(a) of this Agreement shall not constitute material non-public information for purposes of this Section 7(e).

8.             Registration Expenses.

(a)            Expenses. All fees and expenses incurred by the Company in connection with this Agreement (“Registration Expenses”) will be borne by the Company. These fees and expenses will include without limitation (i) stock exchange, Commission, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration) and other Persons retained by the Company, and (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on a National Securities Exchange.

(b)           Reimbursement of Counsel. The Company will also reimburse or pay, as the case may be, the Holders of Registrable Securities included in such registration for the reasonable fees and out-of-pocket expenses of one Counsel to the Holders relating to or in connection with any action taken pursuant to this Agreement within 30 calendar days of presentation of an invoice approved by such Holders and disbursements of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Public Offering if the managing underwriters of such Public Offering or the Company reasonably request such legal opinion and Counsel to the Holders cannot reasonably provide such legal opinion due to legal jurisdiction or otherwise.

9.             Lock-Up Agreements.

(a)            Lock-Up Agreements. (i) If required by the Holders of a majority of the Registrable Securities participating in an underwritten Public Offering and requested by the managing underwriters of such Public Offering, or (ii) if requested by the managing underwriters of a Public Offering for the account of the Company, each of the Holders participating in such Public Offering shall enter into a lock-up agreement with the managing underwriters of such Public Offering to not make any sale or other disposition of any of the Company’s Capital Stock owned by such Holder (a “Lock-Up Agreement”), such agreement to be in customary form and substance with customary exceptions; provided that all executive officers and directors of the Company and, in the case of clause (i) hereof, the Holders requesting such Lock-Up Agreements are bound by and have entered into substantially similar Lock-Up Agreements; provided further that the foregoing provisions shall only be applicable to the Holders if all stockholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis. The Company may impose stop-transfer instructions with respect to the shares of New Common Stock (or other securities) subject to the restrictions set forth in this Section 9(a) until the end of the applicable period of the Lock-Up Agreement. The provisions of this Section 9(a) shall cease to apply to such Holder once such Holder no longer beneficially owns any Registrable Securities.

(b)            Company Lock-Up. In connection with any underwritten Public Offering, and upon the reasonable request of the managing underwriters, the Company shall: (i) agree to a customary lock-up provision applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters; and (ii) cause each of its executive officers and directors to enter into Lock-Up Agreements for a period of no longer than 75 days, in each case, in customary form and substance, and with exceptions that are customary, for an underwritten Public Offering.

10.           Public Reports.

(a)            Public Reporting. For so long as the Company is subject to the requirements to publicly file information or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act the Company shall use best efforts to timely file all information and reports with the Commission and comply with all such requirements. Subject to Section 10(b), if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the Holders continue to hold at least 15% of the Registrable Securities outstanding as of the Effective Date the Company shall continue to provide such information on the Company’s website within the time periods specified in the Commission’s rules and regulations applicable to non-accelerated filers (as in effect on the date hereof) with (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, all certified by the principal financial or accounting officer of the Company and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that if Holders continue to hold less than 15% of the Registrable Securities outstanding as of the Effective Date the Company shall use its commercially reasonable efforts to (i) make publicly available the information necessary to permit sales of such Holder’s Registrable Securities pursuant to Rule 144 of the Securities Act and (ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Exchange Act within the limitation of the exemptions provided by Rule 144; provided, that nothing in this Section 10(a) shall (i) be deemed to require the Company to add any obligation not otherwise granted to such Holder pursuant to this Agreement or (ii) alter any existing rights of an Holder pursuant to this Agreement.

(b)            Waiver. The Company’s obligations under this Section 10 may be waived at any time by prior written consent of the Holders of a majority of the Registrable Securities.

11.           Indemnification; Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder registered pursuant to this Agreement, such Holder’s Affiliates, directors, officers, employees, members, managers, agents and any Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any underwriter that facilitates the sale of the Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses (“Losses”) to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary prospectus, any road show, as defined in Rule 433(h)(4) under the Securities Act a (“road show”), or Issuer Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading and the Company agrees to reimburse each such indemnified party for any reasonable legal or other reasonable out-of-pocket expenses incurred by them in connection with investigating or defending any such Losses (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, including, without limitation, any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Indemnification by the Holders. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any underwriter that facilitates the sale of Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered, Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or omission is contained in any written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the maximum amount to be indemnified by such Holder pursuant to this Section 10(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the Public Offering to which such Registration Statement, Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, each Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or the use of the Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)            Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11(c), notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 11(a) or Section 11(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 11(a) or Section 11(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

(i)              the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(ii)             the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(iii)            the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

(iv)            the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 11(c) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)            Contribution.

(i)              In the event that the indemnity provided in Section 11(a) or Section 11(b)  above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses (including reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating or defending same) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the Public Offering of the New Common Stock; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of any Holder to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in connection with such registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)             The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this Section 10(d) shall be deemed to include any reasonable legal or other reasonable out-of-pocket expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.

(iii)            Notwithstanding the provisions of this Section 11(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv)            For purposes of this Section 11, each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 11(d).

(e)            The provisions of this Section 11 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 11, and will survive the transfer of Registrable Securities.

12.           Transfer of Registration Rights.

The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing and delivering to the Company a Joinder; and (c) the Company is given written notice by such Holder within 15 Business Days of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and the total number of Registrable Securities and other Capital Stock of the Company beneficially owned by such transferee or assignee. Any rights assigned under this Agreement shall apply only in respect of Registrable Securities that are transferred, assigned or conveyed and not in respect of any other securities that the transferee or assignee may hold.

13.          Amendment, Modification and Waivers; Further Assurances.

(a)            Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, (a) signed by (i) the Company, and (ii) the Holders of at least a majority of the Registrable Securities; provided, that no provision of this Agreement shall be modified or amended in a manner that is disproportionately and materially adverse to any Holder, without the prior written consent of such Holder, as applicable, or (b) in the case of a waiver, by the party hereto waiving compliance.

(b)           Changes in New Common Stock. If, and as often as, there are any changes in the New Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(c)            Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(d)            Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

14.         Miscellaneous.

(a)            No Registration of Class B Common Stock. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required under any circumstances to register any Registrable Securities that are shares of Class B common stock, par value $0.01 per share, of the Company.

(b)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement, which are for the benefit of purchasers or Holders of Registrable Securities, are also for the benefit of, and enforceable by, any subsequent Holder. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(c)            Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided that the liability of the Holders shall be several and not joint. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(d)            Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) e-mailed or sent by facsimile to the recipient, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder at the address set forth on the signature page hereto (with copies sent at the address set forth below), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

The Company’s address is:

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102

Attention: Jennifer L. Keefe
E-mail: Jennifer.keefe@ftsi.com

with copies to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: Julian Seiguer, P.C., Bryan D. Flannery
E-mail: Julian.Seiguer@kirkland.com, bryan.flannery@kirkland.com

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(e)            No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(f)            Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

(g)             Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format (“pdf”), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)            Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.” The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(i)            Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j)             Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(k)             Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(l)            Governing Law. This Agreement and the exhibits, attachments and annexes hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(m)             Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the in the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(n)           Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14(m) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(o)            Complete Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement among the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

(p)            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(q)            Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Sections 6(b), 7(e), 8, 10, 11, 13 and 14 shall survive any such termination; provided further that any Holder may elect to terminate its obligations under this Agreement by giving the Company written notice thereof subject to the survival of the foregoing provisions; provided further that this Agreement shall automatically terminate with respect to a Holder that no longer holds any Registrable Securities.

(r)            Independent Agreement by the Holders. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

FTS INTERNATIONAL, Inc.

By:	/s/ Jennifer L. Keefe
	Name:	Jennifer L. Keefe
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer

[Signature Page to Registration Rights Agreement]

[Holder Signature Pages on file with the Company]

[Signature Page to Registration Rights Agreement]

ANNEX A

Form of Joinder Agreement

THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

Reference is made to the Registration Rights Agreement, dated as of November 19, 2020, as amended (the “Registration Rights Agreement”), by and among FTS International, Inc., a Delaware corporation (the “Company”), the other parties (the “Holders”) thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the undersigned agrees as follows:

1.             The undersigned hereby agrees to be bound by the provisions of the Registration Rights Agreement and undertakes to perform each obligation as if a Holder thereunder and an original signatory thereto in such capacity.

2.             This Joinder Agreement shall bind, and inure to the benefit of, the undersigned hereto and its respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns.

3.             This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement.

[Holder]

By:
Name:
Title:

Date:

Address:

Phone Number:
Facsimile Number:
E-mail for Notice:
I.R.S. I.D. Number:
Amount of Registrable Securities Acquired:

To exercise the Opt-In Election pursuant to Section 7(e), please check the box below and countersign:

[ ] – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

[Holder]

By:
Name:
Title:

[Signature Page to Joinder Agreement]